Exhibit 5.1


                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                               New York, NY 10174
                                 (212) 704-6000

                                               January 31, 2002


2dobiz.com, Inc.
77 Airpark Drive
Ronkonkoma, New York 11799

Gentlemen:

               We have acted as counsel to Interlock Services, Inc. a/k/a 2dobiz.com, Inc., a Nevada corporation (the "Registrant"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "SEC") relating to the offering of an aggregate of 1,895,000 shares of the common stock, par value $.001 per share, of the Registrant (the "Shares"), to each of Doug Furth, Vincent Molinari, M. Robert Walker and Robert Weidenbaum, as consultants to the Registrant (collectively, the "Consultants"), pursuant to those certain consulting agreements, dated January 24, 2002, by and between the Registrant and each of, Doug Furth, Vincent Molinari, M. Robert Walker and Robert Weidenbaum (collectively, the "Agreements").

               In rendering the opinions expressed below, we have examined originals or copies, satisfactory to us, of (i) the Registration Statement, (ii) the Registrant's Articles of Incorporation, (iii) the Registrant's By-laws, (iv) resolutions of the Registrant's board of directors approving the Agreements, (items (ii) through (iv) will be referred to collectively as the "Organizational Documents") and (v) the Agreements. We have also reviewed such other matters of law and examined and relied upon all such corporate records and all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed, including, without limitation, certificates from the Consultants and an officer of the Registrant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

               Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof. Whenever any opinion of ours refers to or includes the performance of any obligation or the issuance of any instrument or certificate after the date hereof, it is based on our assumption that: (a) all relevant facts and circumstances will be the same at such future time as we believe them to be on the date hereof (except as noted in the next clause (b)); (b) each party

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will have taken all future or further actions necessary or appropriate thereto;
(c) no relevant liens, filings, approvals, permits or similar items will have expired or otherwise adversely changed; and (d) no changes will have occurred in any of the Registration Statement, the Agreements, the Organizational Documents, or other relevant certificates and documents, applicable law, trade usage or course of dealings.

               Finally, we are counsel admitted to practice only in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the General Corporate Law of the State of Nevada and the United States of America.

               Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the Agreements will be, when issued pursuant to the provisions of the Agreements, validly issued, fully paid and non-assessable.

               We hereby consent to the filing of a copy of this opinion as an exhibit to the Registrant's Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act"), the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.


                                       Very truly yours,


                                       /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP
                                       -----------------------------------------
                                       JENKENS & GILCHRIST PARKER CHAPIN LLP

                                       New York, New York
                                       January 31, 2002